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                                 EXHIBIT NO. 9

                               OPINION OF COUNSEL

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                [DRUEN, DIETRICH, REYNOLDS & KOOGLER LETTERHEAD]

May 14, 1998

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215-2220


To the Company:

We have prepared the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, Modified Single Premium Deferred Variable Annuity Contacts to be sold by Nationwide Life Insurance Company ("Nationwide") and to be issued and administered through the Nationwide Variable Account-9. In connection therewith, we have examined the Articles of Incorporation, Code of Regulations and Bylaws of Nationwide, minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

     1. Nationwide is a stock life insurance corporation duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life insurance and annuity contracts.

     2. The Nationwide Variable Account-9 has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

     3. The issuance and sale of the Modified Single Premium Deferred Variable Annuity contracts have been duly authorized by Nationwide. When issued and sold in the manner stated in the prospectus constituting a part of the Registration Statement, the contracts will be legal and binding obligations of Nationwide in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions.

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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name as the firm determining the legality of the securities being registered.


Very truly yours,


DRUEN, DIETRICH, REYNOLDS & KOOGLER